UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2014

DIPEXIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Broadway, 19th Floor New York, NY	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 269-2834

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Director

On July 3, 2014, Christopher Coughlin resigned as a director Dipexium Pharmaceuticals, Inc. (the “Company”) to pursue other commitments.  Mr. Coughlin also resigned as the Chairman of the Company’s audit committee. Mr. Coughlin’s decision to resign from the board of directors of the Company was not based upon any disagreement with the Company on any matter relating to the Company’s operations, policies or practices as contemplated by Item 5.02(a) of Form 8-K.

Appointment of Director

On July 3, 2014, the Company’s board of directors appointed Barry Kagan as a Director of the Company and as the new Chairman of the Company’s audit committee.

Non-management Directors of the Company receive a cash payment of $500 for each board or committee meeting they attend.

The Company does not have any related party transactions with Mr. Kagan, and there is no arrangement or understandings between Mr. Kagan and any other persons pursuant to which Mr. Kagan was selected as a director.

A brief description of the background and business experience of Mr. Kagan is as follows:

Barry Kagan

Mr. Kagan is the founder of MBL Barry Corp. (“MBK”), a consulting firm which provides emerging and existing hedge fund managers with advice on infrastructure, launching of new products, tax and accounting issues.  From July 2012 to December 2013 Mr. Kagan was also a director of the Company.  Prior to forming MBL in July 2013, Mr. Kagan joined CBM Capital Inc. (“CBM”), a New York based registered investment advisory firm, in 2007 where he served as Executive Officer of Financial Operations.  While at CBM, Mr. Kagan was responsible for all financial, accounting, legal and compliance functions for domestic and offshore funds.  From 2003 to 2007, Mr. Kagan was the Chief Financial Officer of Bedford Oak Advisors, LLC (“Bedford”), a New York based investment advisory firm whose clients comprised primarily high net worth individuals and institutions.  While at Bedford, Mr. Kagan was responsible for all financial, accounting, legal, compliance and estate planning functions.  In addition, Mr. Kagan held various similar positions at various companies within the financial services sector since his graduation.  Mr. Kagan received a Bachelor of Business Administration degree Magna cum laude from Hofstra University School of Business in 1980.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2014	DIPEXIUM PHARMACEUTICALS, INC.

	By:	/s/ David P. Luci
		Name:	David P. Luci
		Title:	President and Chief Executive Officer